Exhibit 2

                                  (Translation)
                                                                   June 27, 2003

To Our Shareholders

                                                        Toshio Maruyama
                                                        President and COO
                                                        ADVANTEST CORPORATION
                                                        32-1, Asahi-cho 1-chome,
                                                        Nerima-ku, Tokyo


                      NOTICE REGARDING RESOLUTIONS MADE AT
                THE 61ST ORDINARY GENERAL MEETING OF SHAREHOLDERS
                -------------------------------------------------

Dear Sirs and Madams:

         Notice is hereby given that the following matters were presented and resolved at the 61st ordinary general meeting of shareholders of ADVANTEST CORPORATION (the "Company") which took place today.


Matters reported:       The business report, balance sheet and statement of
                        income for the 61st Fiscal Year (from April 1, 2002 to
                        March 31, 2003)

  A presentation on the above documents was given to the shareholders.



Matters resolved:

  Agenda Item No.1:     Approval of the proposed appropriation of retained
                        earnings for the 61st fiscal year

  The shareholders resolved to approve, as originally proposed, to distribute a dividend of (Y)10 for each share.

  Agenda Item No. 2:    Repurchase of the Company's shares

  The shareholders resolved to approve, as originally proposed, the repurchase by the Company of up to 3 million shares of common stock at an aggregate price not exceeding (Y)20 billion.

  Agenda Item No. 3:    Amendment of part of the Articles of Incorporation

  The shareholders resolved to approve the agenda as originally proposed. Details of the amendment are set forth in the pages to follow.

  Agenda Item No. 4:    Election of seven directors

  The shareholders resolved to approve, as originally proposed, the re-election of Mr. Hiroshi Oura, Mr. Shinpei Takeshita, Mr. Toshio Maruyama, Mr. Kiyoshi Miyasaka, Mr. Junji Nishiura, Mr. Hiroji Agata and Mr. Hitoshi Owada, each of whom has since assumed office.

  Agenda Item No. 5:    Election of two corporate auditors

  The shareholders resolved to approve, as originally proposed, the re-election of Mr. Tadahiko Hirano and the election of Takashi Takaya, each of whom has since assumed office.


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  Agenda Item No. 6:    Issuance of stock acquisition rights as stock options

  The shareholders resolved to approve, as originally proposed, the issuance of stock acquisition rights on especially favorable terms pursuant to Articles 280-20 and 280-21 of the Commercial Code, so as to provide an incentive to directors, executive officers, corporate auditors and employees of the Company and its domestic and overseas subsidiaries to improve performance and to retain and attract talented individuals.

         [Outline of the stock acquisition rights]

         (1)  Persons to whom stock acquisition rights will be allocated

              Directors, executive officers, corporate auditors and employees of the Company and its domestic and overseas subsidiaries, and overseas subsidiaries of the Company.

         (2) Class and total number of shares to be issued upon exercise of the stock acquisition rights

              Not to exceeding 800,000 shares of common stock of the Company.

              The number of shares to be issued upon exercise of each stock acquisition right shall be 100 shares.

         (3)  Total number of stock acquisition rights to be issued

              Not exceeding 8,000.

         (4)  Issue price of the stock acquisition rights

              No consideration shall be paid.

         (5)  Exercise period of the stock acquisition rights

              Between April 1, 2004 and March 31, 2008 (4 years).

  Agenda Item No. 7:    Payment of retirement bonuses to retiring directors

  The shareholders resolved to approve, as originally proposed, the payment of retirement bonuses at amounts that are within reasonable limits determined in accordance with standards established by the Company to retiring directors Mr. Shigeru Sugamori, Mr. Isao Kitaoka, Mr. Kenichi Mitsuoka, Mr. Takashi Tokuno, Mr. Masakazu Ando, Mr. Jiro Katoh, Mr. Tetsuo Aoki, Mr. Norihito Kotani, Mr. Takao Tadokoro, Mr. Hiroyasu Sawai, Mr. Yuri Morita, Mr. Hiroshi Tsukahara and Mr. Masao Shimizu. Details of the retirement bonuses, including the amount, time, and method of payment, will be determined by the Board of Directors.



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[For your reference]

Details of the amendments to the Articles of Incorporation are as follows:


                                                                                      (Changes are underlined.)
-----------------------------------------------------------------------------------------------------------------------------
                    Before Amendment                                          After Amendment
-----------------------------------------------------------------------------------------------------------------------------
                   (Newly introduced)                      Article 8.     (Additional Share Purchase for Holders
                                                           of Shares Constituting Less Than One Full Unit)
                                                               A holder of shares of the Company (including a
                                                           beneficial holder of shares of the Company,
                                                           hereinafter each a "Shareholder") constituting less
                                                           than one full unit may, in accordance with provisions
                                                           of the Share Handling Regulations, demand that the
                                                           Company sell to the Shareholder shares that will,
                                                           together with shares held by the Shareholder,
                                                           constitute one full unit.

Article 8.     (Share Handling Regulations)                Article 9.     (Share Handling Regulations)
    The registration of transfer of shares, the                The registration of transfer of shares, the
registration on the Beneficial Shareholders' Register in   registration on the Beneficial Shareholders' Register
writing or digitally, the purchase of shares               in writing or digitally, the purchase of shares
constituting less than one full unit and other matters     constituting less than one full unit, the additional
related to the handling of shares of the Company and       purchase of shares to obtain one full unit and other
fees therefor shall be governed by the Share Handling      matters related to the handling of shares of the
Regulations to be prescribed by the Board of Directors.    Company and fees therefor shall be governed by the
                                                           Share Handling Regulations to be prescribed by the
                                                           Board of Directors.

Article 9.     (Transfer Agent)                            Article 10.    (Transfer Agent)
1.  The Company shall have a transfer agent for its        1.  (Present provisions maintained)
shares.

2.  The transfer agent and its handling office shall be    2.  (Present provisions maintained)
appointed by a resolution of the Board of Directors and
public notice thereof shall be given.


3.  The Shareholders' Register and the Beneficial          3.  The Shareholders' Register of the Company
Shareholders' Register of the Company shall be kept at     (including the Beneficial Shareholders' Register of
the handling office of the transfer agent, and the         the Company, hereinafter the "Shareholders'
registration of transfer of shares, the registration on    Register") and the Register for Lost Share
the Beneficial Shareholders' Register in writing or        Certificates shall be kept at the handling office of
digitally, the purchase of shares constituting less than   the transfer agent, and the registration of transfer
one full unit, and other matters related to shares shall   of shares, the registration on the Beneficial
be handled by the transfer agent and shall not be          Shareholders' Register in writing or digitally, the
handled by the Company.                                    purchase of shares constituting less than one full
                                                           unit, the additional purchase of shares to obtain one
                                                           full unit and other matters related to shares shall
                                                           be handled by the transfer agent and shall not be
                                                           handled by the Company.


Article 10.    (Record Date)                               Article 11.    (Record Date)






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

-----------------------------------------------------------------------------------------------------------------------------
                    Before Amendment                                          After Amendment
-----------------------------------------------------------------------------------------------------------------------------
1.  The Company shall deem the shareholders and the        1.  The Company shall deem the Shareholders last
beneficial shareholders (hereinafter collectively called   registered on the Shareholders' Register in writing
"shareholders") last registered on the Shareholders'       or digitally, as of March 31 of each year as those
Register in writing or digitally and on the Beneficial     Shareholders who are entitled to exercise their
Shareholders' Register in writing or digitally,            rights at the Ordinary General Meeting of
respectively, as of March 31 of each year as those         Shareholders concerning the relevant account
shareholders who are entitled to exercise their rights     settlement date.
at the Ordinary General Meeting of Shareholders
concerning the relevant account settlement date.


2.  In addition to the case provided for in the            2.  In addition to the case provided for in the
preceding paragraph, whenever necessary, in accordance     preceding paragraph, whenever necessary, in
with a resolution of the Board of Directors and upon       accordance with a resolution of the Board of
giving prior public notice, the Company may deem the       Directors and upon giving prior public notice, the
shareholders or the registered pledgees last registered    Company may deem the Shareholders or the registered
on the Shareholder's Register and the Beneficial           pledgees last registered on the Shareholder's
Shareholder's Register in writing or digitally as those    Register in writing or digitally as those
shareholders or the registered pledgees who are entitled   Shareholders or the registered pledgees who are
to exercise their rights.                                  entitled to exercise their rights.


Article 11.    (Convocation of General Shareholders        Article 12.    (Convocation of General Shareholders
Meeting)                                                   Meeting)
                        (Omitted)                                     (Present provisions maintained)


Article 12.   (Person Who Convenes Shareholders'           Article 13.    (Person Who Convenes Shareholders'
Meetings, and Chairman)                                    Meetings, and Chairman)
1.  General Meetings of Shareholders shall be convened     1.  General Meetings of Shareholders shall be
by the President in accordance with a resolution of the    convened by a Representative Director previously
Board of Directors.  If the President is unable to         determined by the Board of Directors in accordance
convene a General Meeting of Shareholders, another         with a resolution of the Board of Directors.  If such
director of the Company shall take his place in the        Representative Director is unable to convene a
order previously determined by the Board of Directors.     General Meeting of Shareholders, another director of
                                                           the Company shall take his place in the order
                                                           previously determined by the Board of Directors.

2.  The chairman at General Meetings of Shareholders       2.  The chairman at General Meetings of Shareholders
shall be the President.  If the President is unable to     shall be a Representative Director previously
act as chairman at any General Meeting of Shareholders,    determined by the Board of Directors.  If such
another director of the Company shall take his place in    Representative Director is unable to act as chairman
the order previously determined by the Board of            at any General Meeting of Shareholders, another
Directors.                                                 director of the Company shall take his place in the
                                                           order previously determined by the Board of
                                                           Directors.





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

-----------------------------------------------------------------------------------------------------------------------------
                    Before Amendment                                          After Amendment
-----------------------------------------------------------------------------------------------------------------------------
Article 13.    (Method of Resolution)                      Article 14.    (Method of Resolution)
    Except as otherwise required by law and regulations               (Present provisions maintained)
or these Articles of Incorporation, resolutions of a
General Meeting of Shareholders shall be adopted by the
affirmative vote of a majority of the shares of voting
stock represented in person or by proxy at the meeting.


                   (Newly introduced)                      2.  Special resolutions of a General Meeting of
                                                           Shareholders set forth in Article 343 of the
                                                           Commercial Code shall be adopted by the affirmative
                                                           vote of two-thirds of the shares of voting stock
                                                           represented in person or by proxy at the meeting, and
                                                           a quorum for the meeting shall consist of
                                                           Shareholders holding at least one-third of all the
                                                           shares of voting stock.


Article 14.    (Restriction on Voting by Proxy)            Article 15.    (Restriction on Voting by Proxy)
1.  A shareholder may exercise his voting rights by        1.  (Present provisions maintained)
proxy, who need to be a shareholder with voting rights.

2.  Such proxy shall present to the Company a document     2.  Such Shareholder or proxy shall present to the
evidencing his appointment as proxy for each General       Company a document evidencing the proxy's appointment
Meeting of Shareholders.                                   as proxy for each General Meeting of Shareholders.

Article 15.    (Minutes of General Meeting of              Article 16.    (Minutes of General Meeting of
Shareholders)                                              Shareholders)
                    (Omitted)                                       (Present provisions maintained)

Article 16.    (Number of Directors)                       Article 17.    (Number of Directors)
    The Company shall have not more than twenty-two (22)       The Company shall have not more than ten (10)
directors.                                                 directors.

Article 17.    (Election of Directors)                     Article 18.    (Election of Directors)
and                                                        and
Article 18.    (Term of Office of Director)                Article 19.    (Term of Office of Director)
                        (Omitted)                                     (Present Provisions maintained)

Article 19.    (Representative Directors and Directors     Article 20.    (Representative Directors and
with Management Positions)                                 Directors with Management Positions)
1.  One or more directors who shall represent the          1.  One or more directors who shall represent the
Company shall be appointed as Representative Director by   Company shall be appointed as Representative Director
a resolution of the Board of Directors, and one of such    by a resolution of the Board of Directors.
directors shall be appointed as Representative Director
and President.

2.  The Board of Directors may appoint one Chairman as     2.  The Board of Directors may appoint a Chairman and
well as one or more Vice Chairman, Vice President,         a Vice Chairman by a resolution.
Senior Managing Director, Managing Director by a
resolution.





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

-----------------------------------------------------------------------------------------------------------------------------
                    Before Amendment                                          After Amendment
-----------------------------------------------------------------------------------------------------------------------------
Article 20.    (Notice of the Board of Directors and       Article 21.    (Notice of the Board of Directors and
Resolution)                                                Resolution)
through                                                    through
Article 26.    (Election of Corporate Auditors)            Article 27.    (Election of Corporate Auditors)
                        (Omitted)                                     (Present provisions maintained)


Article 27.    (Term of Office of Corporate Auditors)      Article 28.    (Term of Office of Corporate Auditors)
1.  The term of office of a corporate auditor shall        1.  The term of office of a corporate auditor shall
expire at the close of the Ordinary General Meeting of     expire at the close of the Ordinary General Meeting
Shareholders to be held with respect to the last           of Shareholders to be held with respect to the last
business year ending within three (3) years subsequent     business year ending within four (4) years subsequent
to his assumption of office.                               to his assumption of office.


2.  The term of office of a corporate auditor elected to   2.  (Present provisions maintained)
fill a vacancy shall be for the balance of the unexpired
term of office of his predecessor.

Article 28.    (Corporate Standing Auditor)                Article 29.    (Corporate Standing Auditor)
through                                                    through
Article 33.    (Business Year)                             Article 34.    (Business Year)
                        (Omitted)                                     (Present provisions maintained)


Article 34.    (Dividends)                                 Article 35.    (Dividends)
    Dividends of the Company shall be paid to the              Dividends of the Company shall be paid to the
shareholders or registered pledgees last registered in     Shareholders or registered pledgees last registered
writing or digitally on the Shareholders' Register and     in writing or digitally on the Shareholders' Register
the Beneficial Shareholders' Register as of March 31, of   as of March 31, of each year.
each year.

Article 35.    (Interim Dividends)                         Article 36.    (Interim Dividends)
    The Company may, by resolution of the Board of             The Company may, by resolution of the Board of
Directors, make such cash distribution as provided for     Directors, make such cash distribution as provided
in Article 293-5 of the Commercial Code (hereinafter       for in Article 293-5 of the Commercial Code
called "interim dividends") to the shareholders or         (hereinafter called "interim dividends") to the
registered pledgees last recorded on the Shareholders'     Shareholders or registered pledgees last recorded on
Register in writing or digitally and the Beneficial        the Shareholders' Register in writing or digitally as
Shareholders' Register in writing or digitally as of       of September 30, of each year.
September 30, of each year.


Article 36.    (Effective Period for Dividend Payment)     Article 37.    (Effective Period for Dividend Payment)
                        (Omitted)                                     (Present provisions maintained)





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


At a meeting of the Board of Directors subsequent to the shareholders' meeting, the following persons were elected as chairmen, vice chairman and/or representative directors, each of whom has since assumed office:



       Chairman of the Board and CEO               Hiroshi Oura
       Vice Chairman of the Board                  Shinpei Takeshita
       Representative Board Director               Toshio Maruyama


In addition, the following persons have been elected at the above Board meeting as executive officers, each of whom has since assumed office (an asterisk indicates an executive officer who also serves as a Director):

       *President and COO                          Toshio Maruyama
       *Senior Executive Officer                   Kiyoshi Miyasaka
       *Senior Executive Officer                   Junji Nishiura
       *Senior Executive Officer                   Hiroji Agata
       *Managing Executive Officer                 Hitoshi Owada
       Managing Executive Officer                  Kenichi Mitsuoka
       Managing Executive Officer                  Takashi Tokuno
       Managing Executive Officer                  Norihito Kotani
       Managing Executive Officer                  Yuri Morita
       Executive Officer                           Jiro Katoh
       Executive Officer                           Takao Tadokoro
       Executive Officer                           Hiroyasu Sawai
       Executive Officer                           Hiroshi Tsukahara
       Executive Officer                           Masao Shimizu
       Executive Officer                           Masao Araki
       Executive Officer                           Yoshiaki Furuse
       Executive Officer                           Yuichi Kurita
       Executive Officer                           Yoshiro Yagi
       Executive Officer                           Hideaki Imada



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


o   The payment of dividends for the 61st Fiscal Year

    Dividends for the 61st Fiscal Year can be received by presenting the enclosed Notice of Postal Transfer at a nearby post office during the payment period (from June 30, 2003 to July 31, 2003).

    Shareholders who have elected to use bank transfer will find enclosed a Dividends Statement and Confirmation of Transfer Account.

o A recorded broadcast of part of the shareholders' meeting (presentation of the Company's business results) will be available on the Company's website starting today.
    (URL http://www.advantest.co.jp/investors/investors-meeting/index.shtml)

o An announcement of the Company's business results will be posted on the Company's website. (URL http://www.advantest.co.jp/j/ir/index.html)



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